 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2010 (February 9, 2010)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue, Waltham
Machachussetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On February 9, 2010 American DG Energy Inc., or the Company, announced that it has issued a Notice of Redemption to all holders of its outstanding 8% Senior Convertible Debentures due 2011, or the convertible debentures.  As of February 9, 2010, there were convertible debentures outstanding in the aggregate principal amount of $5,320,000.  The convertible debentures were issued in a private placement transaction on April and June 2006 and are held of record by 14 holders.

Under the terms of the convertible debentures, the Company will redeem on February 26, 2010 all of the outstanding convertible debentures that have not been converted into Common Stock prior to the close of business on the redemption date. The conversion price of the convertible debentures is $0.84 per share. The closing price of the Company’s Common Stock on the NYSE AMEX on February 8, 2010 was $2.82.

The redemption price for unconverted convertible debentures is the principal amount thereof plus accrued and unpaid interest.  All shares of Common Stock received upon conversion of convertible debentures (other than those held by affiliates of the Company) will be freely tradable.

A copy of the press release announcing the redemption is filed herewith as Exhibit 99.1

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Description of Exhibit

99.1	Press release of American DG Energy Inc. dated February 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 11, 2010

AMERICAN DG ENERGY INC.

By:	/s/Anthony S. Loumidis

Anthony S. Loumidis, Chief Financial Officer